Exhibit 99.1

DARA

Condensed Combined Financial Statements

At March 31, 2015 and December 31, 2014, and for the Three

Months Ended March 31, 2015 and 2014

(Unaudited)

DARA

Condensed Combined Balance Sheets

March 31, 2015 and December 31, 2014

(Unaudited)

	March 31,	December 31,
	2015	2014
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equvialents	$24,069	$22,064
Accounts receivable	11,680	11,321
Due from related party	186	317
Inventory	10,763	10,950
Prepaid expenses and other current assets	2,406	2,388

Total current assets	49,104	47,040

INTANGIBLE ASSETS — NET	41,868	43,818
PROPERTY, PLANT AND EQUIPMENT — NET	38,275	38,607
GOODWILL	498	498
DEFERRED TAX ASSETS — LONG-TERM	6,203	6,324

TOTAL ASSETS	$135,948	$136,287

LIABILITIES AND PARENT EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	2,560	4,321
Due to related party	—	1,563
Deferred revenue	520	462

Total current liabilities	3,080	6,346

DEFERRED TAX LIABILITIES — LONG-TERM	3,490	3,692
DEFERRED REVENUE — LONG-TERM	9,548	9,252
DUE TO RELATED PARTY — LONG-TERM	1,610	1,296

Total liabilities	17,728	20,586

COMMITMENTS AND CONTINGENCIES (Note 10)

PARENT EQUITY:
Parent investment	118,220	115,701

Total parent equity	118,220	115,701

TOTAL LIABILITIES AND PARENT EQUITY	$135,948	$136,287

The accompanying notes are an integral part of these condensed combined financial statements.

DARA

Condensed Combined Statements of Operations and Comprehensive Income

For the Three Months Ended March 31, 2015 and 2014

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
REVENUES:
Manufacturing, royalties and profit sharing revenue (includes $200 and $197 from related party in the three months ended March 31, 2015 and 2014, respectively)	$18,416	$16,389
Research and development revenue	950	234

Total revenues	19,366	16,623

EXPENSES:
Cost of goods manufactured (exclusive of amortization of acquired intangible assets shown below)	9,653	8,797
Research and development	891	813
Selling, general and administrative	4,505	1,514
Amortization of acquired intangible assets	1,950	1,233

Total expenses	16,999	12,357

INCOME FROM OPERATIONS	2,367	4,266
OTHER EXPENSE, NET	(1)	—

INCOME BEFORE INCOME TAXES	2,366	4,266
PROVISION FOR INCOME TAXES	570	764

NET INCOME AND COMPREHENSIVE INCOME	$1,796	$3,502

The accompanying notes are an integral part of these condensed combined financial statements.

DARA

Condensed Combined Statements of Cash Flows

For the Three Months Ended March 31, 2015 and 2014

(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$1,796	$3,502
Adjustments to reconcile net income to cash flows from operating activities:
Corporate allocations	1,996	1,514
Depreciation and amortization	2,853	2,506
Share-based compensation expense	387	1,310
Deferred income taxes	462	(21)
Excess tax benefit from share-based compensation	(570)	(244)
Changes in assets and liabilities:
Accounts receivable	(359)	(549)
Inventory	187	(2,315)
Prepaid expenses and other assets	(63)	(133)
Accounts payable and accrued expenses	(1,191)	(1,674)
Due to related party, net	(1,118)	(59)
Deferred revenue	(144)	(42)

Cash flows provided by operating activities	4,236	3,795

Cash flows from investing activities:
Additions to property, plant and equipment	(571)	(1,422)
Notes receivable from related party	—	(5)

Cash flows used in investing activities	(571)	(1,427)

Cash flows from financing activities:
Excess tax benefit from share-based compensation	570	244
Net distribution to parent	(2,230)	(7,417)

Cash flows used in financing activities	(1,660)	(7,173)

Net increase (decrease) in cash and cash equivalents	2,005	(4,805)
Cash and cash equivalents, beginning of period	22,064	12,766

Cash and cash equivalents, end of period	$24,069	$7,961

The accompanying notes are an integral part of these condensed combined financial statements.

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited)

1.	Description of Business

Alkermes plc (“Alkermes” or the “Parent”) is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. Headquartered in Dublin, Ireland, Alkermes has a research and development (“R&D”) center in Waltham, Massachusetts; R&D and manufacturing facilities in Athlone, Ireland; and manufacturing facilities in Gainesville, Georgia and Wilmington, Ohio.

DARA (the “Company”) is comprised of certain components of Alkermes. These components include the manufacturing facility in Gainesville, Georgia and certain intellectual property in Ireland. The Company develops and manufactures innovative pharmaceutical products that deliver clinically meaningful benefits to patients, using its extensive experience and proprietary delivery technologies in collaboration with pharmaceutical companies.

The condensed combined financial statements have been prepared solely for purposes of Alkermes’ sale of the Company to demonstrate the historical results of operations, financial position and cash flows of the Company for the indicated periods under Alkermes management.

2.	Significant Accounting Policies

Basis of Presentation

DARA has historically operated as part of Alkermes and not as a separate stand-alone entity. These condensed combined financial statements have been prepared on a “carve-out” basis from the consolidated financial statements of Alkermes to represent the financial position, results of operations and cash flows of DARA as if DARA had existed on a stand-alone basis during the three months ended March 31, 2015 and 2014, respectively, for statement of operations and cash flow statement amounts and as of March 31, 2015 and December 31, 2014, respectively, for balance sheet amounts; and as if the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 810, “Consolidation,” had been applied throughout. The accompanying condensed combined financial statements only include assets and liabilities that are specifically identifiable with DARA and include all revenue and expense directly attributable to the Company. In addition, certain selling, general and administrative expenses that are maintained at the corporate level, which consist primarily of salaries and other employee costs, legal and professional fees and insurance costs, were allocated to DARA based on methodologies, including cost drivers, headcount and revenues, that Alkermes management believes to be a reasonable reflection of the utilization of services provided or benefit received by the Company. The condensed combined financial statements do not purport to represent what the results of operations would have been, had the entire DARA business and activities of DARA operated independently from Alkermes for each of the periods being reported on, or for future periods. Had DARA operated as an independent stand-alone entity, its results could have differed significantly from those presented in the condensed combined financial statements.

The condensed combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”), by aggregating financial information from the consolidation reporting packages of relevant subsidiaries of Alkermes focused entirely on DARA activities. Where legal entities have historically had both DARA and non-DARA activities, the statement of operations, asset and liability balances pertaining to DARA activities have been identified and included within the condensed combined financial statements. Intra-group transactions and balances between the DARA entities have been eliminated.

These financial statements should be read in conjunction with the audited combined financial statements and the accompanying notes for the years ended December 31, 2014. The accompanying condensed combined financial statements for the three months ended March 31, 2015 and 2014 are unaudited and have been prepared on a basis substantially consistent with the audited combined financial statements for the year ended December 31, 2014. The year-end condensed consolidated balance sheet data, which is presented for comparative purposes, was derived from audited financial statements, but does not include all disclosures required by GAAP. In the opinion of management, the condensed consolidated financial statements include all adjustments, which are of a normal recurring nature, that are necessary to state fairly the results of operations for the reported periods. The accounting policies described in the “Notes to Combined Financial Statements” in our audited combined financial statements are updated, as necessary, in these condensed combined financial statements.

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited) (Continued)

DARA has certain of its own management and administrative functions. However, Alkermes provides certain central services including, but not limited to:

•	Employee benefits administration, including equity award services;

•	Cash and treasury management; and

•	Accounting, information technology, taxation, legal, corporate strategy, investor relations, corporate governance and other professional services.

Central services costs amounted to $2.0 million and $1.5 million for the three months ended March 31, 2015 and 2014, respectively, and were recorded within selling, general and administrative expenses in the accompanying condensed combined statements of operations and comprehensive income. These costs have been allocated to DARA based on reasonable methodologies for the purposes of preparing the condensed combined financial statements. The reasonable methodologies for determining the usage of central service resources by DARA has been determined by estimating DARA’s portion of the most appropriate cost driver of each category of central service costs including relative spend, revenue generated and headcount. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs that would have been incurred if DARA had been operated on a stand-alone basis. All such amounts have been deemed to have been contributed to the Company in the period in which the costs were recorded.

Certain DARA employees participate in the equity award plans of Alkermes. The share-based compensation expense recognized in these condensed combined financial statements is based on the expense attributable to DARA employees participating in the Alkermes equity award plans.

The Parent investment balance in the condensed combined financial statements of DARA constitutes Alkermes’ investment in DARA and represents the excess of total assets over total liabilities, including the netting of intercompany funding balances between DARA and Alkermes. The Parent’s investment in the Company includes amounts due to and from the Parent, including net transfers of intercompany funding, corporate allocations for central services costs and contributions in the form of share-based compensation to DARA employees.

The tax amounts in the condensed combined financial statements have been calculated as if the business were a separate taxable entity and consistent with the asset and liability method prescribed in ASC 740 “Income Taxes”, (“ASC 740”). Current tax liabilities and receivables (other than amounts actually paid by or refunded to DARA) are included in the calculation of the net funding transfer to Alkermes that is recorded in Parent equity.

Use of Estimates

The preparation of the condensed combined financial statements in accordance with GAAP requires management to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates and judgments and methodologies, including those related to revenue recognition and related allowances, its collaborative relationships, the valuation of inventory, impairment and amortization of intangibles and long-lived assets, share-based compensation, income taxes including the valuation allowance for deferred tax assets and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2014, the FASB issued guidance that clarifies the accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. Existing GAAP does not contain explicit guidance on how to account for these share-based payments. The new guidance requires that a performance target that

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited) (Continued)

affects vesting and that could be achieved after the requisite service period be treated as a performance condition. Entities have the option of prospectively applying the guidance to awards granted or modified after the effective date or retrospectively applying the guidance to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements. The guidance becomes effective for the Company in its year ending December 31, 2016, and early adoption is permitted. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

In May 2014, the FASB issued guidance that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The guidance becomes effective for the Company in its year ending December 31, 2018, and early adoption is permitted. The Company is currently assessing the impact that this standard will have on its consolidated financial statements.

3.	Accounts Receivable

Accounts receivable consist of the following:

(In thousands)	March 31, 2015	December 31, 2014
Accounts receivable	$7,066	$4,051
Unbilled receivable	4,614	7,270

Total accounts receivable	$11,680	$11,321

4.	Inventory

Inventory consists of the following:

(In thousands)	March 31, 2015	December 31, 2014
Raw materials	$3,205	$3,339
Work in process	3,817	5,027
Finished goods	3,741	2,584

Total inventory	$10,763	$10,950

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited) (Continued)

5.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31,	December 31,
(In thousands)	2015	2014
Land	$2,298	$2,298
Building and improvements	16,565	16,565
Furniture, fixture and equipment	36,814	36,406
Construction in progress	956	793

Subtotal	56,633	56,062
Less: accumulated depreciation	(18,358)	(17,455)

Total property, plant and equipment	$38,275	$38,607

Depreciation expense was $0.9 million and $1.3 million for the three months ended March 31, 2015 and 2014, respectively.

6.	Goodwill and Intangible Assets

Goodwill and intangible assets consists of the following:

	Indefinite-lived Intangible Assets	Finite-lived Intangible Assets
(In thousands)	Goodwill	Collaboration Agreements	Technology	Total
Cost:
Balance, December 31, 2014	$498	$34,110	$23,740	$57,850

Balance, March 31, 2015	$498	$34,110	$23,740	$57,850

Accumulated amortization:
Balance, December 31, 2014	$—	$5,813	$8,219	$14,032
Amortization expense	—	1,290	660	1,950

Balance, March 31, 2015	$—	$7,103	$8,879	$15,982

Net Book Amount:
Balance, December 31, 2014	$498	$28,297	$15,521	$43,818

Balance, March 31, 2015	$498	$27,007	$14,861	$41,868

The Company’s finite-lived intangible assets consist of collaborative agreements and OCR technologies acquired as part Alkermes’ acquisition of EDT. Amortization of intangible assets included within the condensed combined balance sheet at March 31, 2015 is expected to be approximately $8.0 million, $8.0 million, $8.0 million, $8.0 million and $6.0 million in the years ending December 31, 2015 through 2019, respectively. Although the Company believes such available information and assumptions are reasonable, given the inherent risks and uncertainties underlying its expectations regarding such future revenues, there is the potential for the Company’s actual results to vary significantly from such expectations. If revenues are projected to change, the related amortization of the intangible assets may change.

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited) (Continued)

7.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	March 31,	December 31,
(In thousands)	2015	2014
Accounts payable	$781	$1,065
Accrued compensation	1,211	2,329
Accrued other	568	927

Total accounts payable and accrued expenses	$2,560	$4,321

8.	Share-Based Compensation

The following table presents share-based compensation expense included in the Company’s condensed combined statements of operations and comprehensive income:

	Three Months Ended March 31,
(In thousands)	2015	2014
Cost of goods manufactured	$354	$1,196
Research and development	33	114

Total share-based compensation expense	$387	$1,310

9.	Income Taxes

The Company’s provision for income taxes $0.6 million and $0.8 million in the three months ended March 31, 2015 and 2014 consists of U.S. federal and state taxes on income earned in the U.S. and Irish taxes on income earned in Ireland.

10.	Commitments and Contingencies

Litigation

From time to time, the Company may be subject to other legal proceedings and claims in the ordinary course of business. For example, the Company is currently involved in Paragraph IV litigations in the U.S. and other proceedings outside of the U.S. involving its patents in respect of ZOHYRDO ER. The Company is not aware of any such proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, cash flows and results of operations.

11.	Related Parties

All intra-group transactions within DARA have been eliminated in the condensed combined financial statements and are not disclosed.

Amounts due from related party of $0.2 and $0.3 million, recorded within current assets at March 31, 2015 and December 31, 2014, respectively, represents amounts due to DARA from another subsidiary of Alkermes for certain manufacturing services performed.

Amounts due to related parties of $1.6 million, recorded within current liabilities at December 31, 2014, primarily represent amounts between DARA and Alkermes Pharma Ireland Limited and Alkermes, Inc., for general and administrative services received.

DARA

Notes to the Condensed Combined Financial Statements – (Unaudited) (Continued)

Amounts due to related party — long-term of $1.6 million and $1.3 million, recorded within long-term liabilities at March 31, 2015 and December 31, 2014, respectively, represent a liability for fees received by DARA for R&D services performed on projects for which Alkermes can obtain the results of the R&D, in accordance with ASC 730, Research and Development.

Manufacturing revenue from related parties of $0.2 million in the three months ended March 31, 2015 and 2014, respectively, consists primarily of packaging services performed by DARA on behalf of other subsidiaries of Alkermes.

12.	Subsequent Events

On March 7, 2015, Alkermes plc entered into a definitive agreement to sell DARA to Recro Pharma, Inc. (“Recro”) and Recro Pharma LLC (together with Recro, the “Purchasers”). The sale was completed on April 10, 2015 at which time the Purchasers paid Alkermes plc $50.0 million and issued warrants to purchase an aggregate of 350,000 shares of Recro common stock. Alkermes plc is also eligible to receive low double digit royalties on net sales of IV/IM and parenteral forms of Meloxicam and up to $120.0 million in milestone payments upon the achievement of certain regulatory and sales milestones related to IV/IM and parenteral forms of Meloxicam.